Exhibit 99.1

Garnero Group Announces Intention to Adjourn Extraordinary General Meeting of Shareholders to May 23, 2016

NEW YORK, April 18, 2016 -- Garnero Group Acquisition Company (NASDAQ: GGAC) (“GGAC”), a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination, announced today that it intends to adjourn the extraordinary general meeting of its shareholders scheduled for 10:00 a.m., eastern time, on April 25, 2016, without conducting any business, and to reconvene the extraordinary general meeting at 10:00 a.m., eastern time, on May 23, 2016.

The purpose of the extraordinary general meeting is to consider the proposed business combination with Q1 Comercial de Roupas S.A. (“Grupo Colombo” or “GC”), a leading apparel retailer in Brazil, and certain related proposals. GGAC has determined to adjourn the extraordinary general meeting in order to give GC additional time to complete the previously disclosed financial restructuring, to give GGAC’s shareholders additional time to consider and vote on the proposed business combination and to give GGAC more time to solicit proxies.

The extraordinary general meeting will be reconvened on May 23, 2016 at the offices of Graubard Miller, GGAC’s U.S. counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, the same location as April 25, 2016 meeting.

GGAC encourages all of its shareholders to vote at the reconvened extraordinary general meeting. If you have already provided voting instructions, your shares will be voted in accordance with these instructions at the reconvened extraordinary general meeting, unless you affirmatively change your instructions as described in the proxy statement for the extraordinary general meeting.

About Q1 Comercial de Roupas S.A.

Founded in 1917, Grupo Colombo is one of Brazil's leading retailers with a focus on menswear, with approximately 400 stores throughout the country. GC has strong brand awareness for its clothing and is known for its high quality products at competitive prices. Basic pieces that don't go out of fashion which consumers wear day-to-day for business or leisure are found throughout the year in its stores. Beyond the basics, GC also has a premium line that brings fresh ideas every season. For more information, please visit www.grupocolombo.com.br/investors.

About Garnero Group Acquisition Company

GGAC was incorporated in the Cayman Islands on February 11, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

Additional Information

This press release is not a proxy statement or a solicitation of proxies from the holders of GGAC’s ordinary shares and does not constitute an offer of any securities of GGAC for sale. Any solicitation of proxies will be made only by the definitive proxy statement that GGAC has mailed to all shareholders and filed with the Securities and Exchange Commission, including any supplements or amendments thereto.

GGAC, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meeting of GGAC shareholders to be held to approve the proposed transaction. Shareholders are advised to read GGAC’s definitive proxy statement in connection with the solicitation of proxies for the extraordinary general meeting, including any supplements or amendments thereto, because this proxy statement will contain important information. The definitive proxy statement has been mailed to shareholders as of March 28, 2016. Shareholders also may obtain a copy of the proxy statement, including any supplements or amendments thereto, without charge, by directing a request to: EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017. The definitive proxy statement, including any supplements or amendments thereto, also can be obtained, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Forward Looking Statements

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Grupo Colombo's and GGAC's managements' current expectations or beliefs and are subject to risk, uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Grupo Colombo's business. These risks, uncertainties and contingencies include: business conditions; changing interpretations of GAAP; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of products and services; general economic conditions; geopolitical events and regulatory changes; the possibility that the transactions do not close, including due to the failure to receive required shareholder approvals or the failure of other closing conditions, such as receipt of necessary governmental or regulatory approvals; and other factors set forth in GGAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither GGAC nor Grupo Colombo is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

Garnero Group Acquisition Company (NASDAQ: GGAC): Javier Martin Riva, CFO/CIO, Phone: +1 (305) 395-9989, Email: jmriva@garnerogroup.com